As filed with the Securities and Exchange Commission on June 12, 2006

File No. 001-32852

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

To

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

REALOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4381990
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-6700

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share Preferred Stock Purchase Rights	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business—Properties and Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management,” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Separation,” “Capitalization,” and “Dividend Policy”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein

(a)        List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Combined Financial Statements of Realogy Corporation; and

(2)	Combined Financial Statements, including Report of Independent Registered Public Accounting Firm

(b)        Exhibits    The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and Travelport Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Realogy Corporation*

3.2	Form of By-laws of Realogy Corporation*

4.1	Form of Rights Agreement between Realogy Corporation and Rights Agent*

4.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)*

4.3	Form of Rights Certificate (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)*

10.1	Form of Tax Sharing Agreement among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and Travelport Inc.*

10.2	Form of Transition Services Agreement among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and Travelport Inc.*

10.4	Form of Employment Agreement with Richard A. Smith*†

10.5	2006 Equity and Incentive Plan*

10.6	Employee Stock Purchase Plan*

10.7	Savings Restoration Plan*

10.8	Officer Deferred Compensation Plan*

10.9	Non-Employee Directors Deferred Compensation Plan*

10.10	Amended and Restated Limited Liability Company Operating Agreement, dated as of January 31, 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc. (Incorporated by reference to Exhibit 10.1 to the Cendant Corporation Current Report on Form 8-K dated February 4, 2005)

10.10(a)	Amendment Number 1 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of April 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.*

10.10(b)	Amendment Number 2 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of March 31, 2006, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.*

10.11	Strategic Relationship Agreement, dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC (Incorporated by reference to Exhibit 10.2 to the Cendant Corporation Current Report on Form 8-K dated February 4, 2005)

Exhibit No.	Exhibit Description
10.11(a)	Amendment Number 1 to the Strategic Relationship Agreement, dated May 2005 by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC*

10.12	Trademark License Agreement, dated as of February 17, 2004, among SPTC, Inc., Sotheby’s Holdings, Inc., Cendant Corporation and Monticello Licensee Corporation*

10.12(a)	Amendment No. 1 to Trademark License Agreement, dated May 2, 2005, by and among SPTC Delaware LLC (as assignee of SPTC, Inc.), Sotheby’s Holdings, Inc., Cendant Corporation and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation)*

10.12(b)	Amendment No. 2 to Trademark License Agreement, dated May 2, 2005, by and among SPTC Delaware LLC (as assignee of SPTC, Inc.), Sotheby’s Holdings, Inc., Cendant Corporation and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation)*

10.13	Lease, dated as of December 29, 2000, between One Campus Associates L.L.C. and Cendant Operations, Inc.*

10.13(a)	First Amendment of Lease, dated as of October 16, 2001, by and between One Campus Associates, L.L.C. and Cendant Operations, Inc.*

10.13(b)	Second Amendment to Lease, dated as of June 7, 2002, by and between One Campus Associates, L.L.C. and Cendant Operations, Inc.*

10.13(c)	Third Amendment to Lease, dated as of April 28, 2003, by and between DB Real Estate One Campus Drive, L.P. and Cendant Operations, Inc.*

10.14	Office Building Lease, dated as of August 29, 2003, between MV Plaza, Inc. and Cendant Corporation*

10.15	Agreement of Lease, dated as of August 11, 1997, between MMP Realty, LLC and HFS Mobility Services, Inc.*

10.15(a)	First Amendment to Agreement of Lease, dated as of November 4, 2004, by and between MMP Realty, LLC and Cendant Operations, Inc.*

10.15(b)	Second Amendment to Agreement of Lease, dated as of April 18, 2005, by and between MMP Realty, LLC and Cendant Operations, Inc.*

10.16	Lease Agreement, dated as of July 25, 2003, between Cendant Operations, Inc. and Liberty Property Limited Partnership*

10.17	Lease, dated as of November 19, 1997, between HFS, Incorporated and Carramerica Realty, L.P.*

10.17(a)	First Amendment to Lease, dated as of January 27, 1999, between Cendant Operations, Inc. and Carramerica Realty, L.P.*

10.17(b)	Second Amendment of Lease, dated as of April 28, 2003, between Cendant Operations, Inc. and Carr Texas OP, LP*

10.17(c)	Third Amendment of Lease, dated as of January 1, 2004, between Cendant Operations, Inc. and Carr Texas OP, LP*

10.17(d)	Fourth Amendment of Lease, dated as of August 19, 2005, between Cendant Operations, Inc. and Carr Texas OP, LP*

10.18	Receivables Purchase Agreement dated as of April 25, 2000 by and between Cendant Mobility Financial Corporation, as originator and seller, and Apple Ridge Services Corporation as buyer (Incorporated by reference to Exhibit 10.3 to the Cendant Corporation Current Report on Form
8-K dated February 3, 2005)

Exhibit No.	Exhibit Description

10.19	Transfer and Servicing Agreement, dated as of April 25, 2000, by and between Apple Ridge Services Corporation, as transferor, Cendant Mobility Services Corporation, as originator and servicer, Cendant Mobility Financial Corporation, as originator and Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC), as transferee, and Bank One, National Association (now JPMorgan Chase Bank, National Association), as indenture trustee (Incorporated by reference to Exhibit 10.4 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.20	Performance Guaranty dated as of April 25, 2000 executed by PHH Corporation in favor of Cendant Mobility Financial Corporation and Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC) (Incorporated by reference to Exhibit 10.5 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.21	Assignment and Assumption Agreement Relating to Performance Guaranty entered into December 20, 2004 by PHH Corporation and Cendant Corporation and was agreed and consented to and accepted by Cendant Mobility Financial Corporation, Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC) and JPMorgan Chase Bank, National Association, as indenture trustee (Incorporated by reference to Exhibit 10.6 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.22	Omnibus Amendment, Agreement and Consent entered into December 20, 2004 among Cendant Mobility Services Corporation, Cendant Mobility Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC), JPMorgan Chase Bank, National Association, as indenture trustee, The Bank of New York, as paying agent, the insurer and series enhancer and the then existing commercial paper conduits and banks as noteholders or committed purchasers (Incorporated by reference to Exhibit 10.7 to the Cendant Corporation Current Report on Form
8-K dated February 3, 2005)

10.23	Second Omnibus Amendment, Agreement and Consent entered into January 31, 2005 among Cendant Mobility Services Corporation, Cendant Mobility Financial Corporation, Apple Ridge Services Corporation, Cendant Mobility Client-Backed Relocation Receivables Funding LLC, JPMorgan Chase Bank, National Association, as indenture trustee, The Bank of New York, as paying agent, the insurer and series enhancer and the then existing commercial paper conduits and banks as noteholders or committed purchasers (Incorporated by reference to Exhibit 10.8 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.24	Indenture Supplement dated as of January 31, 2005 among Cendant Mobility Client-Backed Relocation Receivables Funding LLC, JPMorgan Chase Bank, National Association, as indenture trustee, and The Bank of New York, as paying agent, authentication agent, transfer agent and registrant (Incorporated by reference to Exhibit 10.9 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.25	CMGFSC Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator, and Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company)*

10.26	Receivables Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), as originator and seller, and Kenosia Funding, LLC, as buyer*

10.27	Fee Receivables Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator, and Kenosia Funding, LLC, as issuer*

10.28	Servicing Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator and servicer, Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), as originator, Kenosia Funding, LLC, as issuer, and The Bank of New York, as trustee*

Exhibit No.	Exhibit Description

10.29	Indenture dated as of March 7, 2002 by and between Kenosia Funding, LLC, as issuer, and The Bank of New York, as trustee*

10.30	Omnibus Amendment, Agreement and Consent entered into December 20, 2004 among Cendant Mobility Services Corporation, Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

10.31	Second Omnibus Amendment, Agreement and Consent entered into May 19, 2005 among Cendant Mobility Services Corporation, Cendant Mobility Relocation Company, Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

10.32	Third Omnibus Amendment, Agreement and Consent entered into May 2, 2006 among Cendant Mobility Services Corporation, Cendant Mobility Relocation Company, Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

10.33	Guaranty, dated as of May 2, 2006 executed by Realogy Corporation in favor of Cendant Mobility Relocation Company and Kenosia Funding, LLC*

10.34	Receivables Funding Agreement dated September 27, 2005 between UK Relocation Receivables Funding Limited, as Purchaser, Albion Capital Corporation S.A., as Lender, and The Bank of Tokyo-Mitsubishi, Ltd., London Branch, as Funding Agent and Administrative Agent*

10.35	Receivables Servicing Agreement dated September 27, 2005 between UK Relocation Receivables Funding Limited, as Purchaser, Cendant Mobility Limited, as Servicer, and The Bank of Tokyo-Mitsubishi, Ltd., London Branch, as Funding Agent and Administrative Agent*

10.36	Parent Undertaking Agreement, dated September 27, 2005 between Cendant Corporation, as Parent, UK Relocation Receivables Funding Limited, as Purchaser, and The Bank of Tokyo-Mitsubishi, Ltd., London Branch, as Funding Agent*

10.36(a)	Deed of Novation and Amendment, dated May 16, 2006 between Cendant Corporation, as Existing Guarantor, UK Relocation Receivables Funding Limited, as Purchaser, Realogy Corporation, as New Guarantor, Cendant Mobility Limited, as Servicer, certain companies, as Sellers, Albion Capital Corporation S.A., as Lender and the Bank of Tokyo-Mitsubishi UFJ, Ltd., as Funding Agent, Administrative Agent and Arranger*, **

10.37	Employment Agreement with Anthony E. Hull*

10.38	Credit Agreement, dated as of May 25, 2006 among Realogy Corporation, certain financial institutions as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Calyon New York Branch, as Syndication Agent, The Bank of Nova Scotia, Barclays Bank PLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch as Documentation Agents and Citicorp USA, Inc., as Co-Documentation Agent*

10.39	Interim Term Loan Agreement, dated as of May 25, 2006 among Realogy Corporation, certain financial institutions as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and Barclays Bank PLC as Co-Syndication Agents and Citicorp USA, Inc. and Merrill Lynch Bank USA, as Documentation Agents*

21.1	Subsidiaries of Realogy Corporation*

99.1	Information Statement of Realogy Corporation, subject to completion, dated June 12, 2006

*	Previously filed.
**	Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.
†	Subject to approval by the Cendant Compensation Committee.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REALOGY CORPORATION

By:	/S/ C. PATTESON CARDWELL, IV
Name: C. Patteson Cardwell, IV
Title: Executive Vice President and General Counsel

Dated: June 12, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and Travelport Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Realogy Corporation*

3.2	Form of By-laws of Realogy Corporation*

4.1	Form of Rights Agreement between Realogy Corporation and Rights Agent*

4.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)*

4.3	Form of Rights Certificate (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)*

10.1	Form of Tax Sharing Agreement among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and Travelport Inc.*

10.2	Form of Transition Services Agreement among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and Travelport Inc.*

10.4	Form of Employment Agreement with Richard A. Smith*†

10.5	2006 Equity and Incentive Plan*

10.6	Employee Stock Purchase Plan*

10.7	Savings Restoration Plan*

10.8	Officer Deferred Compensation Plan*

10.9	Non-Employee Directors Deferred Compensation Plan*

10.10	Amended and Restated Limited Liability Company Operating Agreement, dated as of January 31, 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc. (Incorporated by reference to Exhibit 10.1 to the Cendant Corporation Current Report on Form 8-K dated February 4, 2005)

10.10(a)	Amendment Number 1 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of April 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.*

10.10(b)	Amendment Number 2 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of March 31, 2006, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.*

10.11	Strategic Relationship Agreement, dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC (Incorporated by reference to Exhibit 10.2 to the Cendant Corporation Current Report on Form 8-K dated February 4, 2005)

10.11(a)	Amendment Number 1 to the Strategic Relationship Agreement, dated May 2005 by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC*

10.12	Trademark License Agreement, dated as of February 17, 2004, among SPTC, Inc., Sotheby’s Holdings, Inc., Cendant Corporation and Monticello Licensee Corporation*

1

Exhibit No.	Exhibit Description

10.12(a)	Amendment No. 1 to Trademark License Agreement, dated May 2, 2005, by and among SPTC Delaware LLC (as assignee of SPTC, Inc.), Sotheby’s Holdings, Inc., Cendant Corporation and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation)*

10.12(b)	Amendment No. 2 to Trademark License Agreement, dated May 2, 2005, by and among SPTC Delaware LLC (as assignee of SPTC, Inc.), Sotheby’s Holdings, Inc., Cendant Corporation and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation)*

10.13	Lease, dated as of December 29, 2000, between One Campus Associates L.L.C. and Cendant Operations, Inc.*

10.13(a)	First Amendment of Lease, dated as of October 16, 2001, by and between One Campus Associates, L.L.C. and Cendant Operations, Inc.*

10.13(b)	Second Amendment to Lease, dated as of June 7, 2002, by and between One Campus Associates, L.L.C. and Cendant Operations, Inc.*

10.13(c)	Third Amendment to Lease, dated as of April 28, 2003, by and between DB Real Estate One Campus Drive, L.P. and Cendant Operations, Inc.*

10.14	Office Building Lease, dated as of August 29, 2003, between MV Plaza, Inc. and Cendant Corporation*

10.15	Agreement of Lease, dated as of August 11, 1997, between MMP Realty, LLC and HFS Mobility Services, Inc.*

10.15(a)	First Amendment to Agreement of Lease, dated as of November 4, 2004, by and between MMP Realty, LLC and Cendant Operations, Inc.*

10.15(b)	Second Amendment to Agreement of Lease, dated as of April 18, 2005, by and between MMP Realty, LLC and Cendant Operations, Inc.*

10.16	Lease Agreement, dated as of July 25, 2003, between Cendant Operations, Inc. and Liberty Property Limited Partnership*

10.17	Lease, dated as of November 19, 1997, between HFS, Incorporated and Carramerica Realty, L.P.*

10.17(a)	First Amendment to Lease, dated as of January 27, 1999, between Cendant Operations, Inc. and Carramerica Realty, L.P.*

10.17(b)	Second Amendment of Lease, dated as of April 28, 2003, between Cendant Operations, Inc. and Carr Texas OP, LP*

10.17(c)	Third Amendment of Lease, dated as of January 1, 2004, between Cendant Operations, Inc. and Carr Texas OP, LP*

10.17(d)	Fourth Amendment of Lease, dated as of August 19, 2005, between Cendant Operations, Inc. and Carr Texas OP, LP*

10.18	Receivables Purchase Agreement dated as of April 25, 2000 by and between Cendant Mobility Financial Corporation, as originator and seller, and Apple Ridge Services Corporation as buyer (Incorporated by reference to Exhibit 10.3 to the Cendant Corporation Current Report on Form
8-K dated February 3, 2005)

2

Exhibit No.	Exhibit Description

10.19	Transfer and Servicing Agreement, dated as of April 25, 2000, by and between Apple Ridge Services Corporation, as transferor, Cendant Mobility Services Corporation, as originator and servicer, Cendant Mobility Financial Corporation, as originator and Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC), as transferee, and Bank One, National Association (now JPMorgan Chase Bank, National Association), as indenture trustee (Incorporated by reference to Exhibit 10.4 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.20	Performance Guaranty dated as of April 25, 2000 executed by PHH Corporation in favor of Cendant Mobility Financial Corporation and Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC) (Incorporated by reference to Exhibit 10.5 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.21	Assignment and Assumption Agreement Relating to Performance Guaranty entered into December 20, 2004 by PHH Corporation and Cendant Corporation and was agreed and consented to and accepted by Cendant Mobility Financial Corporation, Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC) and JPMorgan Chase Bank, National Association, as indenture trustee (Incorporated by reference to Exhibit 10.6 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.22	Omnibus Amendment, Agreement and Consent entered into December 20, 2004 among Cendant Mobility Services Corporation, Cendant Mobility Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC), JPMorgan Chase Bank, National Association, as indenture trustee, The Bank of New York, as paying agent, the insurer and series enhancer and the then existing commercial paper conduits and banks as noteholders or committed purchasers (Incorporated by reference to Exhibit 10.7 to the Cendant Corporation Current Report on Form
8-K dated February 3, 2005)

10.23	Second Omnibus Amendment, Agreement and Consent entered into January 31, 2005 among Cendant Mobility Services Corporation, Cendant Mobility Financial Corporation, Apple Ridge Services Corporation, Cendant Mobility Client-Backed Relocation Receivables Funding LLC, JPMorgan Chase Bank, National Association, as indenture trustee, The Bank of New York, as paying agent, the insurer and series enhancer and the then existing commercial paper conduits and banks as noteholders or committed purchasers (Incorporated by reference to Exhibit 10.8 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.24	Indenture Supplement dated as of January 31, 2005 among Cendant Mobility Client-Backed Relocation Receivables Funding LLC, JPMorgan Chase Bank, National Association, as indenture trustee, and The Bank of New York, as paying agent, authentication agent, transfer agent and registrant (Incorporated by reference to Exhibit 10.9 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.25	CMGFSC Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator, and Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company)*

10.26	Receivables Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), as originator and seller, and Kenosia Funding, LLC, as buyer*

10.27	Fee Receivables Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator, and Kenosia Funding, LLC, as issuer*

10.28	Servicing Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator and servicer, Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), as originator, Kenosia Funding, LLC, as issuer, and The Bank of New York, as trustee*

3

Exhibit No.	Exhibit Description

10.29	Indenture dated as of March 7, 2002 by and between Kenosia Funding, LLC, as issuer, and The Bank of New York, as trustee*

10.30	Omnibus Amendment, Agreement and Consent entered into December 20, 2004 among Cendant Mobility Services Corporation, Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

10.31	Second Omnibus Amendment, Agreement and Consent entered into May 19, 2005 among Cendant Mobility Services Corporation, Cendant Mobility Relocation Company, Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

10.32	Third Omnibus Amendment, Agreement and Consent entered into May 2, 2006 among Cendant Mobility Services Corporation, Cendant Mobility Relocation Company, Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

10.33	Guaranty, dated as of May 2, 2006 executed by Realogy Corporation in favor of Cendant Mobility Relocation Company and Kenosia Funding, LLC*

10.34	Receivables Funding Agreement dated September 27, 2005 between UK Relocation Receivables Funding Limited, as Purchaser, Albion Capital Corporation S.A., as Lender, and The Bank of Tokyo-Mitsubishi, Ltd., London Branch, as Funding Agent and Administrative Agent*

10.35	Receivables Servicing Agreement dated September 27, 2005 between UK Relocation Receivables Funding Limited, as Purchaser, Cendant Mobility Limited, as Servicer, and The Bank of Tokyo-Mitsubishi, Ltd., London Branch, as Funding Agent and Administrative Agent*

10.36	Parent Undertaking Agreement, dated September 27, 2005 between Cendant Corporation, as Parent, UK Relocation Receivables Funding Limited, as Purchaser, and The Bank of Tokyo-Mitsubishi, Ltd., London Branch, as Funding Agent*

10.36(a)	Deed of Novation and Amendment, dated May 16, 2006 between Cendant Corporation, as Existing Guarantor, UK Relocation Receivables Funding Limited, as Purchaser, Realogy Corporation, as New Guarantor, Cendant Mobility Limited, as Servicer, certain companies, as Sellers, Albion Capital Corporation S.A., as Lender and the Bank of Tokyo-Mitsubishi UFJ, Ltd., as Funding Agent, Administrative Agent and Arranger*, **

10.37	Employment Agreement with Anthony E. Hull*

10.38	Credit Agreement, dated as of May 25, 2006 among Realogy Corporation, certain financial institutions as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Calyon New York Branch, as Syndication Agent, The Bank of Nova Scotia, Barclays Bank PLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch as Documentation Agents and Citicorp USA, Inc., as Co-Documentation Agent*

10.39	Interim Term Loan Agreement, dated as of May 25, 2006 among Realogy Corporation, certain financial institutions as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and Barclays Bank PLC as Co-Syndication Agents and Citicorp USA, Inc. and Merrill Lynch Bank USA, as Documentation Agents*

21.1	Subsidiaries of Realogy Corporation*

99.1	Information Statement of Realogy Corporation, subject to completion, dated June 12, 2006

*	Previously filed.
**	Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.
†	Subject to approval by the Cendant Compensation Committee.

4